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                                                                  Exhibit (23)A.




                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Summit Bancorp:

We consent to incorporation by reference in registration statement no. 33-13930 on Form S-8, registration statement no. 33-36209 on Form S-8, registration no. 33-38172 on Form S-8, registration statement no. 33-53870 on Form S-3, registration statement no. 33-58152 on Form S-3, registration statement no. 33-62972 on Form S-8, registration statement no. 33-54667 on Form S-8, registration statement no. 33-61353 on Form S-8, registration statement no. 333-02625 on Form S-8, registration statement no. 333-24159 on Form S-8 and registration statement no. 333-35075 on Form S-8 of Summit Bancorp of our report dated January 20, 1998, relating to the consolidated balance sheets of Summit Bancorp and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 which report is incorporated by reference in the December 31, 1997 Annual Report on Form 10-K of Summit Bancorp.


                                                       /s/ KPMG PEAT MARWICK LLP
                                                       -------------------------
                                                           KPMG Peat Marwick LLP


Short Hills, New Jersey
March 27, 1998